UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 29th, 2023

SATIVUS TECH CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-208814	47-2847446
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

 #3 Bethesda Metro Center, #700

Bethesda, MD 20814

(Address of principal executive offices and Zip Code)

(800 608-6432)

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On December 29th, Mr. Gadi Levin has resigned his position as CFO of the Company, his departure was not due to any disagreements with the Company. The same day the Board appointed Mr. Uri Ben-Or as its new Chief Financial Officer.

Mr. Uri Ben-Or, 53, is an accomplished CPA and has been CFO of several publicly held companies. Mr. Ben-Or brings over 25 years of broad experience in corporate finance, accounting, M&A transactions, IPO’s and operations of public companies on the TASE, Nasdaq & NYSE. Mr. Ben-Or earned his BA in Accounting, College of Management, 1996, and Executive MBA from Bar Ilan University, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2023

SATIVUS TECH CORP.

/s/ Tal Wilk-Glazer
By:	Tal Wilk-Glazer, Director, CEO

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